Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)

I, Dominic Casserley, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2013 of Willis Group Holdings Public Limited Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2014

By:	/s/ Dominic Casserley
Dominic Casserley
Chief Executive Officer
(Principal Executive Officer)